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                                                                EXHIBIT 10.46.1



         FIRST AMENDMENT TO PARADIGM GENETICS INC. WARRANT TO PURCHASE
         -------------------------------------------------------------
                 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK
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                           EXPIRES FEBRUARY 12, 2008


     This FIRST AMENDMENT (the "First Amendment") to the Warrant to Purchase Shares of Series A Convertible Preferred Stock issued by PARADIGM GENETICS, INC., a DELAWARE corporation (the "Company"), to INTERSOUTH PARTNERS III, L.P. ("Intersouth") on February 12, 1998, (the "WARRANT"), is dated April __, 2000.

                                  WITNESSETH:

     WHEREAS, the Company issued to Intersouth the WARRANT to purchase Thirty One Thousand Two Hundred Fifty (31,250) shares of Series A Preferred Stock on February 12, 1998;

     WHEREAS, the Company and Intersouth agree to amend the WARRANT in order to revise certain provisions therein; and

     WHEREAS, the provisions of the WARRANT may be modified by the party against which enforcement is sought and the signatory hereto constitute the requisite party to approve the amendments contained herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend the WARRANT and agree as follows:

     1.  The "Term" set forth specifically in Section 1 is hereby deleted and
               ----
replaced with the following:

"1.  Term.  The purchase right represented by this Warrant is exercisable, in
     ----
whole or in part, at any time and from time to time from and after the Grant Date and prior to the earlier of the tenth annual anniversary date of the Grant Date or the fifth annual anniversary of the consummation of the Company's initial public of its Common Stock, at a public offering price equal to or exceeding $6.00 per share (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares) and the aggregate gross proceeds to the Company and/or any selling stockholders of which equal or exceed $20,000,000."

     2. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflicts of law provisions.
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     This First Amendment may be executed in multiple counterparts and shall be and constitute the valid agreement of the parties executing the same with respect to any one or more of the provisions of this First Amendment set forth above at such time as this First Amendment has been executed by those parties whose execution of this First Amendment is required to under the terms of the WARRANT to make such provisions effective.

     Executed as of the date above written.



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COMPANY:
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PARADIGM GENETICS, INC.

By:
   -----------------------------

Name:
     ---------------------------

Title:
      --------------------------

WARRANTHOLDER:
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INTERSOUTH PARTNERS III, L.P.

By:
   -----------------------------

Name:
     ---------------------------

Title:
      --------------------------